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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): May 16, 2000

                            IMS HEALTH INCORPORATED
             (Exact name of registrant as specified in its charter)



 Delaware                         001-14049                      06-1506026
-------------             ------------------------          -------------------
(State of                 (Commission File Number)            (IRS Employer
incorporation)                                              Identification No.)


200 Nyala Farms
Westport, CT                                                     06880
------------------------------------                        -------------
(Address of principal executive offices)                      (Zip Code)

                                 (203) 222-4200
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)



          _____________________________N/A____________________________
          (Former name or former address, if changed since last report)


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Items 1-4. Not Applicable.

Item 5. OTHER EVENTS.

        IMS Health Incorporated, a Delaware corporation ("IMS"), announced on May 16, 2000 that it had entered into an Agreement and Plan of Reorganization, dated as of May 16, 2000 (the "Merger Agreement"), among The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("Merger Sub"), IMS, and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("Erisco"), pursuant to which Merger Sub will merge with and into Erisco (the "Merger"). Erisco will become a wholly owned subsidiary of TriZetto. As more specifically set forth in the Merger Agreement, IMS will receive shares of common stock of TriZetto, par value $.001 per share (the "TriZetto Common Stock"), having a value of $255 million. The final exchange ratio will be determined based upon the average daily price of TriZetto Common Stock for the 15 trading days ending on the third day prior to the Closing Date, except that IMS will receive not less than 8.8 million shares nor more than 12.1 million shares of TriZetto Common Stock.

        In addition, by execution of the Merger Agreement, IMS and TriZetto agreed to terminate the Agreement and Plan of Reorganization, dated as of March 28, 2000, between IMS and TriZetto, that provided for the merger of IMS with and into TriZetto.

        The Merger is subject to certain regulatory approvals as well as to approval of the issuance of TriZetto Common Stock to IMS pursuant to the Merger Agreement by the stockholders of TriZetto. IMS has entered into voting agreements with certain holders of TriZetto Common Stock representing more than 50% of the outstanding shares of TriZetto Common Stock to vote in favor of the issuance of TriZetto Common Stock to IMS.

        The Merger is also conditioned upon IMS and TriZetto entering into a Stockholder Agreement and Registration Rights Agreement, forms of which are attached as exhibits to the Merger Agreement, and a Transitional Services Agreement, Data Rights Agreement, and HealthWeb License Agreement, the principal terms of which are more specifically set forth in the Merger Agreement.

        The preceding is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as an Exhibit and which is incorporated herein by reference.

Item 6. Not Applicable.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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2.1     Agreement and Plan of Reorganization, dated as of May 16, 2000, among
        The TriZetto Group, Inc., Elbejay Acquisition Corp., IMS Health Incorporated, and ERISCO Managed Care Technologies, Inc.

99.1 Press release, dated May 16, 2000, issued by IMS Health Incorporated and The TriZetto Group, Inc.

Item 8-9. Not Applicable.



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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    IMS HEALTH INCORPORATED



                                    By /s/ Craig R. Kussman
                                       ---------------------
                                      Name:  Craig R. Kussman
                                      Title: Senior Vice President,
                                             Corporate Development




Date:  May 17, 2000